                           SCHEDULE 14A INFORMATION
     Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                                 Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement


[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             CITIZENS CORPORATION
               (Name of Registrant as Specified In Its Charter)

                             CITIZENS CORPORATION
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


      1) Title of each class of securities to which transaction applies:
      2) Aggregate number of securities to which transaction applies:
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
      4) Proposed maximum aggregate value of transaction:
      5) Total fee paid:

[_]  Fee paid previously by written materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:
      2) Form, Schedule or Registration Statement No.:
      3) Filing Party:
      4) Date Filed:

CITIZENS
CORPORATION

NOTICE OF ANNUAL MEETING
AND PROXY STATEMENT


ANNUAL MEETING
OF SHAREHOLDERS
MAY 12, 1998

                             CITIZENS CORPORATION
                              440 LINCOLN STREET
                           WORCESTER, MASSACHUSETTS


                                MARCH 31, 1998

TO OUR SHAREHOLDERS:

  You are cordially invited to attend the Annual Meeting of Shareholders of Citizens Corporation to be held on Tuesday, May 12, 1998, at 1:00 p.m. local time, at Allmerica Financial Headquarters, 440 Lincoln Street, Worcester, Massachusetts 01653.

  The accompanying Notice and Proxy Statement describe in detail the matters to be acted on at the meeting. At your earliest convenience, please sign and return the enclosed proxy card in the envelope provided. Your cooperation will assure that your shares are voted and will also greatly assist our officers in preparing for the meeting.

                                          Sincerely,

                                          /s/ John F. O'Brien

                                          John F. O'Brien
                                          Chairman of the Board,
                                          President and
                                          Chief Executive Officer


                   [CITIZENS CORPORATION LOGO APPEARS HERE]

                             CITIZENS CORPORATION

                     -------------------------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 12, 1998

                     -------------------------------------

To the Shareholders of
CITIZENS CORPORATION:

  The Annual Meeting of Shareholders of Citizens Corporation ("the Company") will be held at Allmerica Financial Headquarters, Wright Room, 1st Floor, 440 Lincoln Street, Worcester, Massachusetts on Tuesday, May 12, 1998, at 1:00 p.m. local time, for the purpose of considering and voting on:

  1. Election of a Board of Directors consisting of seven persons to serve for a period of one year and until their respective successors shall be elected and qualified;

  2. Ratification of the appointment of Price Waterhouse LLP as the independent public accountants of the Company for 1998;

  3. One shareholder proposal described in the accompanying Proxy Statement;
     and

  4. Such other business as may properly come before the Annual Meeting or any adjournment thereof.

  The Board of Directors has fixed March 13, 1998 as the record date for determining the shareholders of the Company entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

                                          By Order of the Board of Directors,

                                          /s/ Richard J. Baker

                                          Richard J. Baker
                                          Vice President and Secretary

March 31, 1998
Worcester, Massachusetts

  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY. A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THAT PURPOSE. IF YOU DO ATTEND THE ANNUAL MEETING AND DESIRE TO WITHDRAW YOUR PROXY AND VOTE IN PERSON, YOU MAY DO SO.

                             CITIZENS CORPORATION

                               ----------------

                                PROXY STATEMENT

                               ----------------

                        ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 12, 1998

                                 INTRODUCTION

  This Proxy Statement, with the accompanying proxy card, is being mailed to shareholders on or about March 31, 1998 and is furnished in connection with the solicitation of proxies by the Board of Directors of Citizens Corporation ("the Company") for use at the Annual Meeting of Shareholders of the Company to be held on May 12, 1998 ("the Annual Meeting").

  As of March 13, 1998, 35,275,100 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), were outstanding and entitled to be voted. Each share of Common Stock entitles the holder to one vote. The record date and hour for determining shareholders entitled to vote at the Annual Meeting has been fixed at the close of business on March 13, 1998.

  The shares of Common Stock represented by the enclosed proxy will be voted as directed by the shareholder or, in the absence of such direction, in favor of the election of the nominees for Director designated herein, in favor of the ratification of Price Waterhouse LLP as the Company's independent public accountants for 1998, and against the shareholder proposal. The enclosed proxy confers discretionary authority with respect to any other proposals which may properly be brought before the Annual Meeting. As of the date hereof, management is not aware of any other matters to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the proxies solicited hereby will be voted in accordance with the recommendation of the Board of Directors.

  As long as a quorum (a majority of issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting) is present at the Annual Meeting either in person or by proxy, the Directors shall be elected by a plurality of the votes properly cast at the Annual Meeting. A majority of the votes properly cast, either in person or by proxy, is required to ratify the appointment of Price Waterhouse LLP as the Company's independent public accountants for 1998 and to approve the shareholder proposal. Votes may be cast in favor of the election of the nominees for Director or withheld; votes that are withheld will have no effect on the outcome of the election of Directors. Abstentions and broker non-votes will have no effect on the outcome of the votes.

  Insofar as management is advised, no executive officer, Director or Director nominee of the Company, nor any person who has been an executive officer, Director or Director nominee of the Company at any time since the beginning of its last fiscal year, nor any associate of any such executive officer, Director or Director nominee, has any substantial interest in the matters to be acted upon at the Annual Meeting.

  Any shareholder giving a proxy may revoke it at any time before it is exercised by delivering written notice thereof to the Secretary. Any shareholder attending the Annual Meeting may vote in person whether or not the shareholder has previously filed a proxy. Presence at the Annual Meeting by a shareholder who has signed a proxy, however, does not in itself revoke the proxy.

  The enclosed proxy is being solicited by the Board of Directors of the Company. The cost of soliciting proxies will be borne by the Company, and will consist primarily of preparing and mailing the proxies and Proxy Statements. The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses in sending proxy materials to the beneficial owners.

  The Company's Annual Report to Shareholders for the fiscal year ended December 31, 1997, including financial statements for the Company and its subsidiaries and the report of Price Waterhouse LLP thereon, accompanies this Proxy Statement. The Annual Report is neither a part of this Proxy Statement nor incorporated herein by reference.

                                    ITEM I

                      NOMINEES FOR ELECTION AS DIRECTORS

  Seven Directors are to be elected at the Annual Meeting to constitute the Board of Directors of the Company and to serve as Directors for a period of one year following their election and until their respective successors are elected and qualified. The Board of Directors has voted to increase the size of the Board and has elected J. Barry May for a term to expire at the 1998 Annual Meeting of Shareholders. All of the nominees are currently Directors of the Company.

  The Board of Directors recommends a vote FOR all nominees. All nominees have indicated their willingness to serve and, unless otherwise directed, it is intended that proxies received in response to this solicitation will be voted in favor of the election of the seven persons named below.

  In the event that any of the nominees should be unavailable to serve as a Director, it is intended that the proxies will be voted for the election of such substitute nominees, if any, as shall be designated by the Board of Directors. Management has no reason to believe that any nominee will be unavailable to serve. Biographical information as to each nominee follows:

JAMES A. COTTER, JR., 58
Director since 1993
Audit Committee
Compensation Committee, Chair

  Mr. Cotter has been a broker with the firm of H.C. Wainwright & Co. since January 1994, and previously was a broker with the firm of Gruntal & Co. (June 1993--January 1994). He previously served as a Managing Director and Treasurer of Schooner Trading Company. Mr. Cotter is also Chairman of Olde Port Bank and Trust of Portsmouth, New Hampshire.

NEAL J. CURTIN, 53
Director since 1993
Audit Committee
Compensation Committee

  Mr. Curtin has been a Partner in the law firm of Bingham Dana LLP, Boston, Massachusetts, since 1975.

DONA SCOTT LASKEY, 54
Director since 1993
Audit Committee, Chair

  Ms. Laskey has been Managing Attorney in the law firm of Sullivan, Ward, Bone, Tyler & Ashler, P.C., Traverse City, Michigan since 1996. From 1989 until December 1996 she practiced law with the firm of Tillman, McTier, Coleman, Talley, Newbern & Kurrie, Valdosta, Georgia. She is also a Director of FNB Bancorp, Inc.

J. BARRY MAY, 50
Director since 1997
Vice President of the Company

  J. Barry May has been Executive Vice President and Director of the Company's subsidiary, Citizens Insurance Company of America ("Citizens Insurance"), since March 1997 and September 1996, respectively, and has served as President and Director of The Hanover Insurance Company ("Hanover"), a wholly-owned subsidiary of Allmerica Financial Corporation ("AFC"), since September 1996. Mr. May has also been Vice President of Allmerica Property & Casualty Companies, Inc. ("Allmerica P&C") since September 1996 and Vice President of AFC since February 1997. Mr. May served as Vice President of Hanover from May 1995 to September 1996, as Regional Vice President from February 1993 to May 1995 and as a General Manager of Hanover from June 1989 to May 1995. Mr. May has been employed by Hanover since 1985.

JAMES R. MCAULIFFE, 53
Director since 1992
Vice President of the Company

  Mr. McAuliffe has served as President of Citizens Insurance since December 1994. From 1986 until December 1994, Mr. McAuliffe was Vice President and Chief Investment Officer of Allmerica Financial Life Insurance and Annuity Company ("AFLIAC") and also First Allmerica Financial Life Insurance Company ("FAFLIC"), a wholly-owned subsidiary of AFC. Mr. McAuliffe has been Vice President of AFC from February 1995 through December 1995 and since February 1997, Vice President of Allmerica P&C since August 1992, a Director of Allmerica P&C from August 1992 to December 1994 and a Director of AFLIAC from April 1987 through May 1995 and since May 1996.

JOHN F. O'BRIEN, 54
Director since 1992
Chairman of the Board, President and
Chief Executive Officer of the Company

  Mr. O'Brien has been a Director, Chief Executive Officer and President of AFC since February 1995. He has also served as a Director, Chief Executive Officer and President of FAFLIC since August 1989. In addition to his positions with AFC and FAFLIC, Mr. O'Brien has served as a Director, President and Chief Executive Officer of Allmerica P&C since August 1992, and he has been a Director of Hanover since September 1989, of Citizens Insurance since March 1992 and the Company, for which he also serves as Chief Executive Officer, since December 1992. Mr. O'Brien is also a Trustee or Director and executive officer of Allmerica Investment Trust, Allmerica Securities Trust and Allmerica Funds. Additionally, Mr. O'Brien is a Director and/or holds offices at various other non-public FAFLIC affiliates including SMA Financial Corp. and AFLIAC. Mr. O'Brien also currently serves as a Director of The TJX Companies, Inc., an off-price family apparel retailer, ABIOMED, Inc., a medical device company, Cabot Corporation, a diversified specialty chemicals and materials and energy company, and The Life Insurance Association of Massachusetts. He also currently serves as a member of the

Steering Committee on Financial Services of The American Council of Life Insurance and as a member of the executive committee of the Mass Capital Resource Company, a Massachusetts investment partnership. Prior to joining FAFLIC, Mr. O'Brien served as an officer of FMR Corp., the parent company of various financial services companies in the Fidelity Group, and as a Director and/or an executive officer at various other of FMR Corp.'s affiliates.

ERIC A. SIMONSEN, 52
Director since 1992
Vice President of the Company

  Mr. Simonsen has served as Vice President of AFC and Allmerica P&C since February 1995 and August 1992, respectively. Mr. Simonsen was a Director of Allmerica P&C from August 1992 to July 1997. He has also served as Vice President and Director of FAFLIC since September 1990 and April 1996, respectively, and of AFLIAC since September 1990. Mr. Simonsen has been President of Allmerica Services Corporation since December 1996. Mr. Simonsen was Chief Financial Officer of AFC from February 1995 to December 1996, of FAFLIC and AFLIAC from September 1990 to December 1996, of Allmerica P&C from August 1992 to December 1996, and of the Company from December 1992 to December 1996.

CERTAIN INFORMATION REGARDING DIRECTORS

  In 1997 the Board of Directors held five regularly scheduled meetings. All of the Directors, with the exception of Mr. Simonsen, attended at least 75% of the Board and Committee meetings on which he or she served. The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors does not have a standing nominating committee.

  The Audit Committee of the Board of Directors is comprised of Ms. Laskey (Chair), Mr. Cotter and Mr. Curtin. The committee met two times during 1997 and all committee members attended both meetings. The committee, among other duties: (a) recommends the engagement of the independent accountants of the Company and approves their fee and the scope and timing of their audit services; (b) reviews with the independent accountants their report on financial and accounting matters, their recommendations for improvements in the internal controls of the Company, and the implementation of such recommendations; and (c) reviews the Company's internal audit program. The committee reports to the Board on its activities and findings.

  The Compensation Committee of the Board of Directors is comprised of Mr. Cotter (Chair) and Mr. Curtin. This committee has oversight responsibility with respect to compensation matters involving Directors and officers of the Company. The committee met once during 1997 and both committee members attended the meeting.

  Directors who are not officers or employees of the Company, Hanover, Citizens Insurance or other affiliated companies receive $15,000 as an annual retainer, $1,000 for each Board meeting attended and $1,000 for each Committee meeting attended, in addition to reimbursable expenses for each meeting attended. Directors who are salaried employees of FAFLIC or of any affiliate or subsidiary receive no additional compensation for their services as Directors of the Company.

                       SECURITY OWNERSHIP OF MANAGEMENT
                         AND CERTAIN BENEFICIAL OWNERS

  The following table sets forth the number of shares of Common Stock of AFC and Citizens Corporation owned as of March 13, 1998 by (i) each Director of the Company, (ii) the officers named in the Summary Compensation Table appearing later in this Proxy Statement, and (iii) all Directors, nominees and officers as a group. This information has been furnished by the persons listed in the table.

                                               NUMBER OF SHARES NUMBER OF SHARES
                   NAME OF                     OF COMMON STOCK  OF COMMON STOCK
               BENEFICIAL OWNER                    OF AFC*        OF CITIZENS*
               ----------------                ---------------- ----------------
James A. Cotter, Jr...........................         702(1)         1,100(2)
Neal J. Curtin................................         --               263
Dona Scott Laskey.............................         430              --
J. Barry May..................................       8,930              --
James R. McAuliffe............................      11,747(3)        10,300
John F. O'Brien...............................      71,193(4)         1,000
Eric A. Simonsen..............................      38,229(5)         3,000(6)
Directors and executive officers
 as a group (15 persons)......................     242,188(7)        23,213

--------
 * Each of the amounts represents less than 1% of the outstanding shares of Common Stock as of March 13, 1998. As to shares beneficially owned, each person has sole voting and investment power, except as indicated in other footnotes to this table. Amounts include shares that each beneficial owner named above has the right to acquire within 60 days of March 13, 1998, upon exercise of outstanding stock options.

(1) Includes 41 shares owned by Mr. Cotter's spouse.
(2) Includes 100 shares owned by Mr. Cotter's spouse.
(3) Includes 5,086 shares held for the benefit of Mr. McAuliffe by the trustees of the First Allmerica Financial Life Insurance Company's Employees' 401(k) Matched Savings Plan (the "FAFLIC Plan").

(4) Includes 199 shares held for the benefit of Mr. O'Brien by the trustees of the FAFLIC Plan.
(5) Includes 7,296 shares held for the benefit of Mr. Simonsen by the trustees of the FAFLIC Plan, 4,281 shares held in trusts for the benefit of Mr. Simonsen's immediate family, for which Mr. Simonsen acts as trustee, and 7,326 shares of restricted stock over which Mr. Simonsen has no investment power.
(6) Includes an aggregate of 1,000 shares of Common Stock of Citizens held in trusts for the benefit of Mr. Simonsen's children. Mr Simonsen is trustee of the trusts and he disclaims beneficial ownership of the shares held in the trusts.
(7) Includes 39,429 shares held by the trustees of the FAFLIC Plan. See notes 2-4 above.

  Set forth below, as of March 13, 1998, is the name of the only person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock of the Company:

                                                      AMOUNT AND NATURE
                  NAME AND ADDRESS                      OF BENEFICIAL   PERCENT
                 OF BENEFICIAL OWNER                      OWNERSHIP     OF CLASS
                 -------------------                  ----------------- --------
The Hanover Insurance Company........................    29,093,500       82.5%
 100 North Parkway
 Worcester, MA 01653

  AFC, through its subsidiaries, owns all of Hanover's outstanding common stock.

                            EXECUTIVE COMPENSATION

  The Company does not pay any compensation to its executive officers directly. All of the Company's executive officers are employees of FAFLIC, with the exception of Mr. McAuliffe, who was an employee of Citizens Insurance until January 1, 1998, when he became an employee of FAFLIC. Mr. McAuliffe's compensation until January 1, 1998 was paid by Citizens Insurance. The compensation of the Company's other executive officers during 1997 was paid by FAFLIC for services provided to FAFLIC and its various subsidiaries, including the Company and Citizens Insurance. The Company and Citizens Insurance then reimbursed FAFLIC for their allocated portion of those salaries pursuant to the terms of an intercompany service agreement. In 1997, no executive officer other than Mr. McAuliffe received compensation in excess of $100,000 directly or indirectly attributable to the Company or its subsidiaries.

  The following table sets forth all compensation for services rendered in all capacities to the Company or its subsidiaries for each of the fiscal years ended December 31, 1997, 1996 and 1995 of: (i) the Chief Executive Officer of the Company and (ii) the one executive officer who received total compensation in excess of $100,000 directly or indirectly attributable to the Company or its subsidiaries during 1997 (collectively, "Named Executive Officers").

                                ANNUAL COMPENSATION           LONG TERM COMPENSATION
                         --------------------------------- -----------------------------   ALL
                                                 OTHER     RESTRICTED SECURITIES  LTIP    OTHER
                                                 ANNUAL      STOCK    UNDERLYING  PAY-   COMPEN-
        NAME AND              SALARY   BONUS  COMPENSATION   AWARDS    OPTIONS    OUTS   SATION
   PRINCIPAL POSITION    YEAR ($)(1)  ($)(2)     ($)(3)      ($)(4)     (#)(5)   ($)(6)  ($)(7)
   ------------------    ---- ------- ------- ------------ ---------- ---------- ------- -------
John F. O'Brien(8)...... 1997  42,500  35,000     6,221      50,183      2,500    40,000  6,024
 Chairman, President and 1996  42,500  90,800     5,471         --         --     25,000  6,011
 CEO of CZC              1995 131,750 131,750    18,602         --         --     42,500 20,439
James R. McAuliffe...... 1997 359,096 108,737     4,800         --      17,000   150,000  4,750
 Vice President of CZC,  1996 355,000 157,975    98,831         --       7,000   150,000  4,500
 President and CEO of    1995 305,000 114,985    67,560         --      14,000   190,000  4,500
 Citizens Insurance

--------
(1) With the exception of Mr. O'Brien, amounts shown reflect annual salary earned and received from Citizens Insurance. Mr. O'Brien receives compensation from FAFLIC in his capacity as an employee and executive officer of FAFLIC. Mr. O'Brien does not receive compensation directly from the Company or any subsidiary of the Company. The amounts shown in the table reflect the portions of Mr. O'Brien's compensation that have been allocated as an expense to the Company and its subsidiaries. See footnote 8.
(2) The amount shown for 1996 for Mr. O'Brien includes $50,000, which represents an allocated portion of a special bonus payment. Other amounts shown with respect to Mr. O'Brien reflect allocated amounts paid to Mr. O'Brien in connection with FAFLIC's annual incentive bonus plan.
(3) The amounts shown for Mr. O'Brien reflect the portions of amounts reimbursed for the payment of taxes that have been allocated as an expense to the Company and its subsidiaries. See footnote 8. The amounts reported for Mr. McAuliffe include moving expenses paid by Citizens Insurance of $47,491 in 1995 and $82,825 in 1996.
(4) The amount reflects the allocated market value on the grant date of restricted shares issued under the Allmerica Financial Corporation Long-Term Stock Incentive Plan. Mr. O'Brien's aggregate holdings and market value of restricted stock as of December 31, 1997 allocated to the Company are: 1,465 shares of AFC Common Stock, the receipt of which Mr. O'Brien has deferred until retirement, and $73,168.
(5) The securities underlying the options shown are shares of the Allmerica Financial Corporation Common Stock for 1997 and Citizens Corporation Common Stock for 1996 and 1995.

(6) Amounts shown for Mr. McAuliffe represent installment payments vesting and received in the respective year pursuant to awards that were earned under FAFLIC's Long-Term Performance Unit Plan (the "Long-Term Performance Plan") in 1993, 1995 and 1996. No such cash amounts were earned in 1994 by participants in respect of units granted under the Long-Term Performance Plan with values determinable based on FAFLIC's surplus level at the end of 1994. Amounts shown for Mr. O'Brien represent an allocated portion of installment payments vested and received under the Long-Term Performance Plan in 1993, 1995, 1996 and 1997.
(7) This column includes amounts earned in 1997 but deferred by each of the Named Executive Officers (other than Mr. O'Brien) pursuant to the terms of his respective employer's 401(k) Matched Savings Plan. The amount shown with respect to Mr. O'Brien for fiscal year 1997 represents an allocated portion of $4,750 earned under FAFLIC's Executive Non-Qualified Retirement Plan and a $115,727 payment of a premium on a life insurance policy.
(8) Mr. O'Brien receives compensation from FAFLIC in his capacity as an employee of FAFLIC. Mr. O'Brien does not receive compensation directly from the Company or any subsidiary of the Company. Mr. O'Brien's 1997 compensation from FAFLIC included $850,000 in base salary, $700,000 in annual incentive bonus, $4,750 earned under FAFLIC's Executive Non-Qualified Retirement Plan, $115,727 for a life insurance premium paid by FAFLIC, $109,422 in reimbursement for the payment of taxes in connection therewith, restricted stock with a market value of $1,003,662 on the date of grant, the receipt of which Mr. O'Brien has deferred until retirement, options to purchase 50,000 shares of AFC Common Stock, $800,000 for installment payments vested and received under the Long-Term Performance Plan and $15,000 for interest paid on the installment payment. The amounts shown in the table with respect to Mr. O'Brien for 1997 have been allocated as an expense to the Company and its subsidiaries and equal 5% of Mr. O'Brien's total compensation.

OPTION GRANTS

  The Company maintains a long-term stock incentive plan pursuant to which stock options covering shares of the Company's Common Stock may be granted to key employees. In 1997, the Company did not grant any options to the Named Executive Officers.

  The following table contains information concerning AFC stock options granted to the Named Executive Officers in 1997. Neither the Company nor FAFLIC has granted SARs.

                                       INDIVIDUAL GRANTS                GRANT DATE VALUE
                         ---------------------------------------------- ----------------
                                    PERCENT OF
                         NUMBER OF    TOTAL
                         SECURITIES  OPTIONS
                         UNDERLYING GRANTED TO   EXERCISE
                          OPTIONS      AFC          OR                     GRANT DATE
                          GRANTED   EMPLOYEES   BASE PRICE   EXPIRATION     PRESENT
          NAME            (#)(/1/)   IN 1997   ($ PER SHARE)    DATE     VALUE ($) (2)
          ----           ---------- ---------- ------------- ---------- ----------------
John F. O'Brien.........   50,000      5.9        35.375      05/20/07      767,250
James R. McAuliffe......   17,000      2.0        35.375      05/20/07      260,865

--------
(1) The securities underlying the options granted were shares of AFC's Common Stock. The options granted become exercisable in 20% increments on the first, second, third, fourth and fifth anniversaries of the date of grant.
(2) In accordance with Securities and Exchange Commission rules, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in the table. The Company's use of the model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The following assumptions were made for purposes of calculating the Grant Date Present Value: options exercised from 2.5 to 7 years, stock price volatility of 23.5%, dividend yield of 0.5%, risk-free interest rates between 5.96% and 6.19%, and no adjustment made for forfeitures or transferability. The real value of the options depends upon the actual performance of AFC's Common Stock during the applicable period.

YEAR-END 1997 OPTION VALUE TABLES

  The following table sets forth information for the Named Executive Officers regarding unexercised options to acquire shares of the Company's Common Stock held as of December 31, 1997. Mr. McAuliffe did not exercise any options in 1997.

                       FISCAL YEAR-END CZC OPTION VALUES

                         NUMBER OF SECURITIES UNDERLYING VALUE OF UNEXERCISED IN- THE-
                         UNEXERCISED OPTIONS AT YEAR-END   MONEY OPTIONS AT YEAR-END
                                    1997 (#)                      1997(1)($)
                         ------------------------------- -----------------------------
NAME                        EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE
----                     ------------------------------- -----------------------------
John F. O'Brien.........                   --                              --
James R. McAuliffe......          7,000/14,000                  82,100/159,900

--------
(1) Calculated based on the difference between the option exercise price and $28.75, the closing price per share of Citizens Corporation's Common Stock on the New York Stock Exchange on December 31, 1997.

  The following table sets forth information for the Named Executive Officers regarding unexercised options to acquire shares of AFC's Common Stock held as of December 31, 1997. No AFC options were exercisable by the Named Executive Officers in 1997.

                       FISCAL YEAR-END AFC OPTION VALUES

                                  NUMBER OF SECURITIES  VALUE OF UNEXERCISED IN-
                                 UNDERLYING UNEXERCISED   THE-MONEY OPTIONS AT
                                  OPTIONS AT YEAR-END           YEAR-END
                                        1997 (#)             1997 ($)(/1/)
                                 ---------------------- ------------------------
                                      EXERCISABLE/            EXERCISABLE/
NAME                                 UNEXERCISABLE            UNEXECISABLE
----                             ---------------------- ------------------------
John F. O'Brien.................        0/50,000               0/728,125
James R. McAuliffe..............        0/17,000               0/247,563

--------
(1) Calculated based on the difference between the option exercise price and $49.9375, the closing price per share of AFC's Common Stock on the New York Stock Exchange Composite Tape on December 31, 1997.

LONG-TERM INCENTIVE AWARDS

  No Long-Term Incentive Awards were granted to the Named Executive Officers during 1997 under FAFLIC's Long-Term Performance Plan (the "Long-Term Performance Plan").

PENSION BENEFITS

  FAFLIC maintains a tax-qualified, non-contributory defined benefit retirement plan ("Pension Plan") for the benefit of eligible employees of FAFLIC and its subsidiaries.

  Until December 31, 1994, annual benefits under the Pension Plan were based primarily upon each employee's years of credited service and eligible compensation during the highest five consecutive plan years of employment or the last 60 months, if greater. Such benefits under the Pension Plan were frozen as of December 31, 1994 for most participants, with the exception of certain grandfathered employees, including Mr. McAuliffe. These benefits will be paid to participants as a monthly annuity at age 65. If a participant terminates with 15 or more years of service, the monthly benefit may commence any time after the participant's 55th birthday subject to possible reduction for early commencement. Effective as of January 1, 1995, the Pension Plan was converted into a cash balance plan, such that benefits are no longer determined primarily by final average compensation and years of credited service. Instead, annually each employee accrues a benefit that is equal to a percentage of the employee's salary, similar to a defined contribution plan arrangement. Amounts contributed by the employer to an employee are allocated to a memorandum account, to which the employee is permitted to make investment elections from among choices provided by the employer. Upon termination of employment of a participant, the amount in the participant's memorandum account as of such date, is eligible for distribution. Effective January 1, 1998, if the amount in the participant's memorandum account plus the present value of the benefit frozen under the Pension Plan as of December 31, 1994 is less than $5,000, all benefits are distributed immediately in a lump sum.

  The estimated annual benefits payable under the Pension Plan upon retirement at normal retirement age for each of the Named Executive Officers is as follows: Mr. O'Brien: $300,783; Mr. McAuliffe: $368,806. Such figures include amounts that have accrued under the Pension Plan as in effect on December 31, 1994, with the exception of the figure for Mr. McAuliffe which includes a grandfathered benefit projected to normal retirement age under the Pension Plan formula in effect as of December 31, 1994 of $302,063. With respect to benefits attributable to the cash balance component of the Pension Plan, it was assumed that each individual's salary and bonus for the years until retirement were as shown in the Summary Compensation Table; that employer allocations were made to the Pension Plan at a rate of 7% of eligible compensation (7% is the actual amount accrued in 1997, although the plan only guarantees an accrual rate of 0.5%); and that investment earnings accrued to each participant's memorandum account under the Pension Plan at a rate of 6% per year.

  The estimated annual benefits under the Pension Plan shown for each of the Named Executive Officers are not reduced to reflect the limitations imposed by Federal tax laws, which place upper limits on the benefits which may be provided to any individual by tax-qualified pension plans. FAFLIC has adopted an Excess Benefit Plan, an unfunded, non-qualified plan, which provides that it will pay directly the difference between the retirement benefit normally calculated under the Pension Plan and the maximum amount which may be paid from the Pension Plan consistent with Federal tax law. In addition, effective June 1, 1995, certain employees of FAFLIC and its subsidiaries may participate, at the discretion of the Board of Directors, in either FAFLIC's unfunded, Non-Qualified Executive Retirement Plan or its unfunded, Non-Qualified Executive Deferred Compensation Plan. Under the Non-Qualified Executive Retirement Plan, participating employees may (i) elect to defer compensation in an amount not to exceed the annual dollar amount that can be deferred under a tax qualified 401(k) plan for the year, (ii) elect to defer additional compensation in an amount not to exceed 12.5% of the participant's annual salary, (iii) receive and defer the amount, if any, that the participant would have received as a matching employer's contribution under his employer's 401(k) Matched Savings Plan, and (iv) receive and defer the amount, if any, that the participant would have been credited under his employer's Cash Balance and Excess Benefit Plans had the participant participated in such plan during the year. Under the Non-Qualified Executive Deferred Compensation Plan, certain other employees may elect to defer up to 12.5% of their annual salaries. In both cases, AFC shall from time to time designate one or more investments in which each participant's accounts shall be deemed to be invested for the purpose of determining the participant's gains and income on such account. Participation in the Non-Qualified Executive Retirement Plan is in lieu of participation in the corresponding Qualified Retirement and/or Pension Plan of FAFLIC.

COMPENSATION COMMITTEE REPORT

  The Compensation Committee ("Committee") of the Board of Directors is comprised of the Directors whose names appear at the end of this report, none of whom is an employee of the Company or of any affiliate or subsidiary of the Company. Among other duties, the Committee has oversight responsibility with respect to compensation matters involving Directors and executive officers of the Company and its primary operating subsidiary, Citizens Insurance. As a holding company, the Company has no employees of its own and does not pay any compensation to its executive officers. From January 1, 1998, the Company's executive officers are all employees of FAFLIC and will be compensated directly by FAFLIC. In addition, the salaries and other compensation paid by FAFLIC to executive officers who provide services to the Company and Citizens Insurance will be allocated to such companies. Until January 1, 1998, when the Company's employees were consolidated under FAFLIC, certain of the Company's executive officers were employed by Citizens Insurance. This report reflects the compensation philosophy of the Company and Citizens Insurance as endorsed by the Committee. The report also reflects the Committee's review of the actions taken by the Board of Directors of AFC with respect to the Chief Executive Officer of the Company, and by the Board of Citizens Insurance with respect to the Named Executive Officers, other than Mr. O'Brien, during 1997.

  COMPENSATION PHILOSOPHY. The objectives of the executive compensation program are to attract and retain individuals key to the future success of the Company and its subsidiaries, to motivate executives to achieve the business objectives of the Company, and to align the long-term interests of executives with those of shareholders.

  The principal components of the executive compensation program are base salary, performance-based annual incentive compensation and long-term incentive compensation. Annual base salaries of the Named Executive Officers and other key executives are set at levels considered to be competitive with amounts paid to executive officers with comparable qualifications, experience and responsibilities at competing companies, based on published surveys and proxy information. Annual incentive compensation for employees of FAFLIC is, and was for Citizens Insurance until January 1998, tied to the achievement of significant financial performance goals. FAFLIC maintains, and Citizens Insurance maintained until January 1998, a consolidated incentive plan providing supplementary cash compensation as an incentive to key employees who, through exceptional performance, contribute materially to the success of the companies. For 1997, the incentive plan had three components: (a) the corporate return on equity; (b) the successful completion of individual performance goals; and (c) corporate earnings per share. Grants under AFC's Long-Term Stock Incentive Plan (the "Plan") are intended to promote superior future performance. The Plan is intended to attract and retain executives and to satisfy the objective of linking executives' long-term interests with those of the shareholders. Factors considered in determining the grant of options and other awards under the Plan include the contribution of each executive to the long-term performance of the Company and the importance of such executive's responsibilities within the organization.

  COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. John F. O'Brien, President and Chief Executive Officer of AFC, serves as Chairman of the Board, President and Chief Executive Officer of the Company, and serves as Chairman of the Board of Citizens Insurance. Mr. O'Brien's compensation is established and reviewed by the Compensation Committee of the Board of Directors of AFC. He receives no compensation directly from the Company or its subsidiaries, but for 1997 a portion of his FAFLIC compensation was allocated and charged to Citizens Insurance and the Company.

  In approving the 1997 compensation package for Mr. O'Brien, the AFC Compensation Committee compared Mr. O'Brien's compensation against the comparative base salaries, annual and long-term incentives and other compensation of chief executives of a peer group of companies included in the Standard & Poor's

Property-Casualty Insurance Index and the Standard & Poor's Life Insurance Index. The AFC Committee's review also included, but was not limited to, an assessment of the performance of FAFLIC and its subsidiaries in terms of profitability and growth in the various business lines, an evaluation of the capital positions of the companies and the implementation of significant cost controls and recent corporate restructurings. In comparison to the peer group of companies, Mr. O'Brien's base salary was below the median and his potential for incentive compensation as a percentage of base salary was within the market range.

  Mr. O'Brien's 1997 incentive compensation performance measures included a corporate goal based upon return on equity, earnings per share, revenue, AFC's stock price and individual performance goals, such as the achievement of certain financial targets. Achievement of individual performance goals and other initiatives undertaken by Mr. O'Brien in 1997 resulted in performance that exceeded expectations.

  COMPENSATION OF THE CHIEF EXECUTIVE OFFICER OF CITIZENS INSURANCE. James R. McAuliffe has served as the President and Chief Executive Officer of Citizens Insurance since December 1, 1994. In 1997, Mr. McAuliffe's compensation was established by the Board of Directors of Citizens Corporation. In determining Mr. McAuliffe's base salary for 1997, the Board of Citizens Corporation reviewed compensation paid to executives in comparable positions. Mr. McAuliffe also received incentive payments based on factors including individual performance goals.

  The Committee believes that the executive compensation policies of the Board of Directors of AFC and Citizens Insurance are appropriate both to attract and retain corporate officers and other key employees of outstanding abilities and to motivate them to perform to the full extent of their abilities.

  COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M). Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's Chief Executive Officer and its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Committee monitors the impact of Section 162(m) in order to balance the benefits of favorable tax treatment with a need to apply prudent judgment in carrying out the Company's compensation philosophy, recognizing that under certain circumstances it may be appropriate to exceed the deduction limit.

MEMBERS OF THE COMPENSATION COMMITTEE:

  James A. Cotter, Jr., Chairman
  Neal J. Curtin

                        COMMON STOCK PERFORMANCE CHART

  Set forth below is a line graph comparing the 45 month cumulative total stockholder return of the Common Stock against the cumulative total return of the S&P 500 Index and the S&P Property-Casualty Insurance Index.

  The S&P Property-Casualty Insurance Index includes the following companies:
General Re Corp., The Chubb Corporation, The St. Paul Companies, Inc., Safeco Corp., USF&G Corp., and Continental Corp.

                   [CITIZENS CORPORATION GRAPH APPEARS HERE]

                                                         CUMULATIVE TOTAL RETURN
                                         -----------------------------------------------------------
                                          3/19/93  12/31/93  12/31/94  12/31/95  12/31/96  12/31/97
Citizens Corp                      CZC    100.0     77.49     68.08     75.43     92.07    118.53
S&P 500                                   100.0    107.70    109.12    150.13    184.60    246.19
S&P INSURANCE (PROPERTY-CASUALTY)         100.00    95.13     99.79    135.11    164.18    238.83


* $100 INVESTED ON 3/19/93 IN STOCK OR ON
  2/28/93 IN INDEX - INCLUDING REINVESTMENT OF
  DIVIDENDS, FISCAL YEAR ENDING DECEMBER 31.

  The Compensation Committee Report and the Stock Price Performance Graph above shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and Directors, and persons who beneficially own more than ten percent (10%) of the Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers and Directors, the Company believes that during 1997 there was full compliance with all Section 16(a) filing requirements.

                                    ITEM II

                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

  The firm of Price Waterhouse LLP has been selected by the Board of Directors, subject to ratification by the shareholders, to be the Company's independent public accountants for 1998. Representatives of Price Waterhouse LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders.

  The Board of Directors recommends that you vote FOR the proposal to ratify the selection of the firm of Price Waterhouse LLP as independent public accountants for the Company for 1998. If ratification is not obtained, the Board of Directors will reconsider the appointment.

                                   ITEM III

SHAREHOLDER PROPOSAL

  The Company has received the following proposal from Mr. Daniel P. Dobbins, 23755 Goddard Road, Taylor, Michigan 48180. Mr. Dobbins beneficially owns 100 shares of Common Stock.

"Question:

"1. Should the Company commission a study which measures the participation of poor, less educated, and urban consumers insured in the Company's group automobile and homeowners insurance programs to see if unlawful discrimination is being practiced?

  "Yes [_] No [_]"

SHAREHOLDER'S SUPPORTING STATEMENT

  "In an era when consumers seek socially responsible management, the long term profitability of the Company depends upon compliance with laws and regulations about fair dealing in the business of insurance. One area in which the Company may be subject to legal scrutiny over its marketing practices is red-lining."

RECOMMENDATION OF THE BOARD OF DIRECTORS AGAINST THE PROPOSAL

  The Company's insurance subsidiaries, Citizens Insurance Company of America, Citizens Insurance Company of Ohio and Citizens Insurance Company of the Midwest, like all insurance companies, are each subject to many state laws and regulations governing insurance activities. The Company and its subsidiaries are committed to full compliance with these laws and regulations, as well as applicable federal laws and regulations. In addition to extensive oversight of insurance practices by state insurance regulators, the Company's subsidiaries routinely conduct their own internal review of their insurance activities.

  The Company's policies and the policies of its subsidiaries, together with laws and regulations regarding the sale of group insurance, are more than sufficient to meet the concerns raised by this proposal. Accordingly, the Board believes that it would serve no purpose for the Company to undertake the proposed study. In addition, the preparation of the proposed study would not enhance the Company's existing commitment to the worthy goal of fair dealing in the business of insurance. Moreover, the Board of Directors believes that requiring the preparation of a study on this matter would be an unnecessary use of Company resources, and should not be approved by the Company's shareholders.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

                                 OTHER MATTERS

  Management knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the proxyholders to vote the shares represented thereby on such matters in accordance with the recommendation of the Board of Directors and authority to do so is included in the proxy.

                                   FORM 10-K

  Shareholders may obtain without charge a copy of the Company's Annual Report on Form 10-K, including financial statements and financial statement schedules, required to be filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 for the fiscal year ended December 31, 1997, by calling (800)407-5222 or by writing to the Company at 440 Lincoln Street, Worcester, Massachusetts 01653 (attention: Secretary).

                             SHAREHOLDER PROPOSALS

  Proposals submitted by shareholders of the Company must be received at Citizens Corporation, 440 Lincoln Street, Worcester, Massachusetts 01653 on or before November 30, 1998 in order to be considered for inclusion in the proxy materials relating to the 1999 Annual Meeting of Shareholders.

DATED at Worcester, Massachusetts this 31st day of March 1998.
By Order of the Board of Directors,


/s/ Richard J. Baker
Richard J. Baker
Vice President and Secretary

                   [CITIZENS CORPORATION LOGO APPEARS HERE]






  271-5654 (Rev. 3/98)

                              CITIZENS CORPORATION
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 12, 1998

     The undersigned, having received the Notice of Annual Meeting of Shareholders and the Board of Directors' Proxy Statement (the "Proxy Statement"), hereby appoint(s) John F. O'Brien and John F. Kelly, and each of them, Proxies of the undersigned (with full power of substitution) to attend the Annual Meeting of Shareholders of Citizens Corporation to be held May 12, 1998, and all adjournments thereof (the "Meeting"), and there to vote all shares of Common Stock of Citizens Corporation that the undersigned would be entitled to vote, if personally present, in regard to all matters which may come before the Meeting.

     The undersigned hereby confer(s) upon the Proxies, and each of them, discretionary authority (i) to consider and act upon such business, matters or proposals other than the business set forth below as may properly come before the Meeting and (ii) with respect to the election of Directors in the event that any of the nominees is unwilling to serve. THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE, THE PROXIES INTEND TO VOTE FOR ALL NOMINEES FOR DIRECTOR, FOR THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS, AND AGAINST THE SHAREHOLDER PROPOSAL.

Please mark vote as in this example.     / X /
                                          ---

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS,
                   WHICH RECOMMENDS A VOTE FOR ITEMS I AND II
                                           ---

1. For the election of all nominees listed below (except as otherwise indicated).

     NOMINEES:  James A. Cotter, Jr., Neal J. Curtin, Dona Scott Laskey, J.
                Barry May, James R. McAuliffe, John F. O'Brien and Eric A. Simonsen

          /__/  FOR all nominees              /__/ WITHHOLD from all nominees

     ___________________________________________________________________
            FOR all nominees, except those listed on the line above

2. Ratification of the appointment of Price Waterhouse LLP as the independent public accountants of Citizens Corporation.

          /__/ FOR       /__/ AGAINST         /__/ ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEM III
                                         -------

3. To approve the shareholder proposal with respect to commissioning a study, as set forth in more detail in the Proxy Statement.

          /__/ FOR       /__/ AGAINST         /__/ ABSTAIN

(Form of Proxy continued)

Mark here for address change and note below.   /__/

____________________     ______________
Signature                Date


____________________     ______________
Signature                Date

In signing, please write name(s) exactly as appearing in the imprint on this card. For shares held jointly, each joint owner should sign. If signing as executor, or in any other representative capacity, or as an officer of a corporation, please indicate your full title as such.


[End of Proxy]


                                      17